UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2005

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

           Nevada                        1-10077                       87-0401761

(State or other jurisdiction      (Commission                (IRS Employer

             of incorporation)              File Number)               Identification No.)

16801 W. 116th Street, Suite 100

Lenexa, Kansas  66219

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (913) 469-5615

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 31, 2005 Empire agreed to acquire a 37.5% interest in the ownership of Zeehan Zinc Ltd., a mining company located in Tasmania Australia by issuing 37,500,000 shares of its common stock.  This interest will be acquired indirectly by acquiring 100% of the common stock of Cyber Finance Group Limited from Espeed Global Limited.  Cyber Finance Group Limited has no other assets or liabilities.  In addition Empire has initially negotiated with the management of Zeehan Zinc to prepare a tender offer to the shareholders of Zeehan Zinc to acquire the remaining interest in Zeehan Zinc on similar terms.  The President of Empire, Malcolm Bendall is also Chairman and a shareholder of Zeehan Zinc.

Item 8.01 Other Events

Empire Energy Corporation International (“Empire” or the “Company”) issued a press release on Wednesday September 7, 2005, to announce that the Company had acquired a 37.5% ownership interest in Zeehan Zinc Ltd, a mining company in Tasmania Australia and intended to prepare offering documents to offer to acquire the remaining 62.5% ownership interest.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are furnished as part of this report:

Exhibit Number	Description

10.1	Agreement to acquire 37.5% of Zeehan Zinc, Ltd.
10.2	Letter of intent to acquire remaining interest in Zeehan Zinc Ltd.
99.1	Press Release dated September 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Date:  September 8, 2005

By:  /s/ Malcolm Bendall

Malcolm Bendall

Director

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement to acquire 37.5% of Zeehan Zinc, Ltd.
10.2	Letter of intent to acquire remaining interest in Zeehan Zinc Ltd.
99.1	Press Release dated August 18, 2005

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